SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2006

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Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.
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1-5324	NORTHEAST UTILITIES	04-2147929
(a Massachusetts voluntary association)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

0-7624	WESTERN MASSACHUSETTS ELECTRIC COMPANY	04-1961130
(a Massachusetts corporation)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2006, Western Massachusetts Electric Company (WMECO), the Massachusetts Attorney General, Associated Industries of Massachusetts and Low Income Energy Affordability Network signed and filed a two-year rate settlement agreement (Settlement) with the Massachusetts Department of Telecommunications and Energy (DTE).  If approved by the DTE, the Settlement replaces a $27 million distribution rate increase WMECO had been preparing to file. The Settlement calls for distribution rate increases of $1 million on January 1, 2007, and $3 million on January 1, 2008. Also included are several cost tracking mechanisms for (1) pension and other post-retirement benefit costs, (2) uncollectibles related  to energy costs and (3) recovery of certain capital improvements needed for reliability. WMECO will also have the opportunity to recover certain other costs if they were incurred beyond WMECO’s control. The Settlement also includes an earnings sharing mechanism with 50-50 customer-WMECO sharing if earned returns on equity fall below 8% or rise above 12% during the settlement period.

The Settlement will increase bills for residential customers using 700 kilowatt hours per month by approximately 2.4% , or $2.64 per month.

The parties asked the DTE to issue a decision on the Settlement by December 14, 2006.

For further information, reference is made to “Financial Condition and Business Analysis-Utility Group Regulatory Issues and Rate Matters-Massachusetts-Annual Rate Change Filing” in WMECO’s and Northeast Utilities’ Quarterly Report on Form 10-Q for the period ending June 30, 2006.

Section 9    -

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

(a)

Not Applicable

(b)

Not Applicable

(c)

Not Applicable

(d)

Exhibits

Exhibits	Description
Exhibit 99.1	Settlement Agreement dated October 19, 2006 among WMECO, the Attorney General of Massachusetts, Associated Industries of Massachusetts and Low Income Energy Affordability Network.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalves by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES WESTERN MASSACHUSETTS ELECTRIC COMPANY (Registrants)
By: /s/ Randy A. Shoop Name: Randy A. Shoop Title: Vice President and Treasurer

Date:  October 24, 2006